Exhibit 10.45

CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

THE BRIGHAM AND WOMEN’S HOSPITAL, INC.

AMENDED AND RESTATED EXCLUSIVE PATENT LICENSE AGREEMENT

BWH Agreement No: [***]

BWH Case Nos: [***]

This Amended and Restated License Agreement (“Agreement”) is made as of the 29th day of December 2020 (the “Restatement Date”), by and between Apnimed, Inc., a Massachusetts corporation, having a principal place of business at 20 Holyoke Street, Cambridge, MA 02138 (“Company”) and The Brigham and Women’s Hospital, Inc., a not-for-profit Massachusetts corporation, with a principal place of business at 75 Francis Street, Boston, Massachusetts 02115 (“Hospital”), each referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

Company and Hospital are parties to an Exclusive Patent License Agreement (BWH Agreement No. [***]; the “Original Agreement”), effective as of June 19, 2018 (the “Effective Date”). The Parties desire to amend and restate the Original Agreement in order to license additional Patent Rights (as defined below) to Company.

Hospital and Company are joint owners of certain Patent Rights pertaining to BWH [***] and Lawrence G. Miller and Ronald Farkas at Company, further described in the patent applications listed in Appendix A;

Hospital, as a center for patient care, research and education, is the owner or co-owner of the Patent Rights and desires to grant a license of the Patent Rights to Company in order to benefit the public by disseminating the results of its research via the commercial development, manufacture, distribution and use of Products and Processes (as such terms are defined below).

Company intends to commercially develop, manufacture, distribute and use Products and Processes for public use and benefit and desires to license such Patent Rights.

For good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings, unless the context requires otherwise.

1.1 “Affiliate” with respect to a Party shall mean any corporation or other legal entity other than such Party in whatever country organized, controlling, controlled by or under common control with such Party. The term “control” shall mean (i) in the case of Company, direct or indirect ownership of fifty percent (50%) or more of the voting securities having the right to elect directors, and (ii) in the case of Hospital, the power, direct or indirect, to elect or appoint fifty percent (50%) or more of the directors or trustees, or to cause direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

1.2 “Change of Control” means (a) a transfer or disposition, either directly or indirectly, of more than fifty percent (50%) of Company’s total assets (which assets include the business to which this Agreement relates) of a Party, other than (i) to an Affiliate of such Party or (ii) the grant of a sublicense, (b) the acquisition, either directly or indirectly, by any person, or any persons, acting jointly or in concert, other than an Affiliate of such Party, of voting equity and ownership interests having attached thereto a number of votes or ownership interests which constitute, in the aggregate, more than fifty percent (50%) of the aggregate votes or ownership interests attaching to all outstanding voting equity and ownership interests of a Party other than in connection with a bona fide financing transaction of the Company, or (c) an amalgamation, arrangement or other form of business combination which results in the holders of voting, equity and ownership interests of an entity (other than an Affiliate of such Party) holding directly or indirectly, in the aggregate, voting equity and ownership interests having attached thereto a number of votes or ownership interests which constitute, in the aggregate, more than fifty percent (50%) of the aggregate votes, equity, or ownership interests attaching to all outstanding voting equity and ownership interests of a Party other than in connection with a bona fide financing transaction of the Company.

1.3 “Claim” shall mean any pending or issued claim of any Patent Right that has not expired or been permanently revoked, nor held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction that is unappealable, or unappealed in the time allowed for appeal.

1.4 “Confidential Information” shall mean any information, including but not limited to data, techniques, protocols or results, or business, financial, commercial or technical information, disclosed by one Party to the other Party in connection with the terms of this Agreement. Hospital’s Confidential Information shall also include all technological information disclosed by Hospital to Company in connection with the Patent Rights, including research data, designs, formulae, process information and other information pertaining to the invention(s) claimed in the Patent Rights which is created by Dr. Andrew Wellman and owned by Hospital and is not confidential information of or otherwise obligated to any third party and which Dr. Andrew Wellman knows as of the Effective Date and reasonably believes is necessary in order for Company to utilize the licenses granted hereunder. The Parties agree to treat all Confidential Information in accordance with the provisions of Section 11.

1.5 “Distributor” shall mean any third party entity to whom Company, a Company Affiliate or a Sublicensee has granted, express or implied, the right to distribute any Product or Process pursuant to Section 2.1(b)(ii).

1.6 “FDA” shall mean the United States Food and Drug Administration or any comparable regulatory or governmental agency outside of the U.S.

1.7 “First Commercial Sale” shall mean the initial Sale by Company or its Affiliate or Sublicensee of a Product or Process anywhere in the applicable License Territory for end use or consumption of such Product or Process. Use or transfer (for no consideration) of Product or Process by Company or any of its Affiliates, Sublicensees or third party collaborators of Company or any of its Affiliates or Sublicensees in clinical trials or for research purposes shall not constitute a First Commercial Sale.

1.8 “Invention” shall mean any new and useful discovery (i) disclosed to Hospital’s Office of Innovation by Dr. Andrew Wellman and/or Dr. Luigi Taranto Montemurro, and (ii) related to treatment of obstructive sleep apnea with a combination of a norepinephrine reuptake inhibitor and a muscarinic receptor antagonist.

1.9 “IND” shall mean Investigational New Drug Application, as defined by the FDA or foreign equivalent.

1.10 “License Field” [***].

1.11 “License Territory” shall mean worldwide.

1.12 “NDA” shall mean a New Drug Application, as defined by the FDA or foreign equivalent.

1.13 “Net Sales” shall be calculated as set forth in this Section 1.13.

(a)

Subject to the conditions set forth below, “Net Sales” shall mean the gross amount billed or invoiced, or if no such bill or invoice is issued the amount received, whichever is greatest, by Company and its Affiliates and Sublicensees for or on account of Sales of Products and Processes, less the sum of the amounts set forth in clauses (i) – (iii) determined in accordance with applicable accounting standards and standard internal policies and procedures consistently applied throughout the organization of the party recording such Net Sales to calculate revenue for financial reporting purposes:

(i)	[***].

(ii)	[***].

(iii)	[***].

(b)

Notwithstanding anything to the contrary contained herein, “Net Sales” shall not include any amounts attributable to any Sale of any Product or Process (i) between or among Company and any Company Affiliate and/or Sublicensee, unless the transferee is the end purchaser, user or consumer of such Product or Process, and/or (ii) for use in clinical trials of Product or Process, or for research purposes of Product or Process by Company or any of its Affiliates, or Sublicensees or third party collaborators.

(c)	No deductions shall be made for any commissions paid to any individuals or for any costs or expenses of collections.

(d)	Net Sales shall be deemed to have occurred, and the applicable Product or Process “Sold,” on the earliest of the date of billing, invoicing, delivery or payment or the due date for payment.

(e)

If any Product or Process is Sold at a discounted price that is lower than the customary price charged, or for non-cash consideration (whether or not at a discount), Net Sales shall be calculated based on the non-discounted cash amount charged to an independent third party for the Product or Process during the same Reporting Period or, in the absence of such transaction, on the fair market value of the Product or Process. Non-cash consideration that could affect any payment due to Hospital hereunder shall not be accepted without the prior written consent of Hospital.

1.14 “Patent Rights” shall mean, inclusively, the Patent Applications set forth in Appendix A, and the equivalent of such applications including any division, continuation, continuation-in-part (but excluding any new matter included in the continuation-in-part that does not claim priority to the Patent Applications described in Appendix A) and any foreign patent application and Letters Patent, and the equivalent thereof issuing thereon, and reissue, reexamination and/or extension thereof, as may be further described in Appendix A.

1.15 “Phase III Clinical Trial” shall mean a clinical study of the Product in any country that would satisfy the requirements of 21 C.F.R. 312.21(c), as amended from time to time, or its equivalent in jurisdictions outside of the United States.

1.16 “Process” shall mean any process, method or service the use or performance of which, in whole or in part, absent the license granted under the Agreement would infringe, or is covered by, one or more Claims of Patent Rights.

1.17 “Product” shall mean any article, device or composition, the manufacture, use, or sale of which, in whole or in part, absent the license granted under the Agreement would infringe, or is covered by, one or more Claims of Patent Rights.

1.18 “Reporting Period” shall mean each three (3) calendar month period ending March 31, June 30, September 30 and December 31.

1.19 “Sell” (and “Sale” and “Sold” as the case may be) shall mean to offer to sell or have offered to sell, sell or have sold, to lease or have leased, to import or have imported or otherwise to transfer or have transferred a Product or

Process for valuable consideration (in the form of cash or otherwise), and further in the case of a Process to use or perform such Process for the benefit of a third party.

1.20 “Sublicense Income” means income received by Company or its Affiliates in consideration for a sublicense or any other right, license, privilege or immunity (regardless of whether such grantee is a “Sublicensee” as defined in this Agreement) to make, have made, use, have used, Sell or have Sold Products or Processes. Sublicense Income includes income received from a Sublicensee in the form of license issue fees, milestone payments and the like but specifically excludes, only to the extent specifically addressed in an agreement between Sublicensee and Company, (a) amounts received by Company or its Affiliates as payment for the cost of manufacture or supply of any Product or the provision or performance of a Process by Company (for Company to supply Product to Sublicensee, such payment shall be on commercially reasonable terms), (b) royalties on the sale or distribution of Product or provision or performance of a Process, (c) amounts received by Company or its Affiliates in connection with achievement of a milestone, up to the amount of any milestone payment made to Hospital that is triggered by the achievement of the same milestone (so that only amounts received by Company or its Affiliates that exceed the amount of the milestone payment to Hospital shall be included in Sublicense Income), (d) payments received for funding research and development services, up to the amounts actually paid for such services, (e) reimbursements of documented out-of-pocket expenses incurred by Company or its Affiliates on a pass-through basis such as reimbursement of patent prosecution, maintenance or enforcement expenses, and (f) amounts received for the issuance of equity securities or from debt financing, up to the fair market value of such securities. For purposes of this Section 1.20, “fair market value” shall be determined by agreement of the Parties or by an independent appraiser mutually agreeable to the Parties.

1.21 “Sublicensee” shall mean any sublicensee of rights granted in accordance with Section 2.1(a)(ii). For purpose of this Agreement, a Distributor of a Product or Process shall not be included in the definition of Sublicensee unless such Distributor (a) is granted any right to make, have made, use or have used Products or Processes in accordance with Section 2.1(a)(ii), or (b) has agreed to pay to Company or its Affiliate(s) royalties on such Distributor’s sales of Products or Processes, in which case such Distributor shall be a Sublicensee for all purposes of this Agreement.

2. LICENSE

2.1 Grant of License.

(a)	Subject to the terms of this Agreement and Hospital’s rights in Patent Rights, Hospital hereby grants to Company in the License Field in the License Territory:

(i)	an exclusive, royalty-bearing license under its rights in Patent Rights to make, have made, use, have used, Sell and have Sold Products and Processes; and

(ii)

the right to grant sublicenses under the rights granted in Section 2.1(a)(i) to Sublicensees, provided that in each case Company shall be responsible for the performance of any obligations of Sublicensees relevant to this Agreement as if such performance were carried out by Company itself, including, without limitation, the payment of any royalties or other payments provided for hereunder, regardless of whether the terms of any sublicense provide for such amounts to be paid by the Sublicensee directly to Hospital.

(b)	The license granted in Section 2.1(a) above includes:

(i)

the right to grant to the final purchaser, user or consumer of Products the right to use such purchased Products in a method coming within the scope of Patent Rights within the License Field and License Territory; and

(ii)

the right to grant a Distributor the right to Sell (but not to make, have made, use or have used) such Products and/or Processes for or on behalf of Company, its Affiliates and Sublicensees in a manner consistent with this Agreement.

(c)

The foregoing license grant shall include the grant of such license to any Affiliate of Company, provided that such Affiliate shall assume the same obligations as those of Company and be subject to the same terms and conditions hereunder; and further provided that Company shall be responsible for the performance of all of such obligations and for compliance with all of such terms and conditions by Affiliate. Company shall provide to Hospital a fully signed, non-redacted copy of each agreement with each Affiliate that assumes the aforesaid obligations, including all exhibits, attachments and related documents and any amendments, within [***] days of request by Hospital.

2.2 Sublicenses.

(a)

Each sublicense granted hereunder shall be subject to the prior written approval of Hospital, which approval shall not be unreasonably withheld; provided, however, that no such approval shall be required for a sublicense that (a) does not include (i) an exclusive right to develop a Product or Process, or (ii) commercialization of a Product or Process in any of the United States, Germany, France, Italy, Spain, United Kingdom, Japan and/or China, or (b) is granted to a third party that has at least [***] of revenue in the most recently completed annual period for which such data is then available from the sale of drug products developed or licensed by such third party or from the sale of drug products within the exclusively licensed territory, as applicable. If Hospital does not refuse to give written approval of proposed sublicense following a fifteen (15) business day period from receipt of a final draft of a Sublicense, Hospital will be deemed to have consented to the proposed Sublicense.

(i)

Company shall require that each sublicense is consistent with and subject to the terms and conditions of the Agreement, including without limitation terms and conditions regarding diligence obligations, indemnification, insurance, disclaimers of warranty, and limitations of liability. Company shall be responsible for performance of all such obligations and for compliance with all such terms and conditions by Sublicensees.

(ii)

Company shall provide to Hospital a fully signed redacted (only as necessary to remove content unrelated to obligations due to Hospital and information not permitted to be disclosed to Hospital) copy of all sublicense agreements and amendments thereto, including all exhibits, attachments and related documents, within thirty (30) days after executing the same. For avoidance of doubt, Company needs not provide Hospital copies of agreements with vendors such as contract research organizations, contract manufacturers, contract sales organizations and academic or nonprofit research institutions working on behalf of Company or any of its Affiliates. Upon termination of this Agreement or any license granted hereunder for any reason, any sublicenses shall be addressed in accordance with Section 10.7. Any sublicense which is not in accordance with the forgoing provisions shall be null and void.

2.3 Retained Rights; Requirements. Any and all licenses granted hereunder are subject to:

(a)

the right of Hospital and Hospital’s Affiliates and academic, government and not- for-profit institutions to make and to use the subject matter described and/or claimed in the Patent Rights for non-commercial research and educational purposes; and

(b)

for Patent Rights supported by federal funding, the rights, conditions and limitations imposed by U.S. law (see 35 U.S.C. § 202 et seq. and regulations pertaining thereto), including without limitation:

(i)	the royalty-free non-exclusive license granted to the U.S. government; and

(ii)	the requirement that any Products used or sold in the United States shall be manufactured substantially in the United States.

2.4 No Additional Rights. It is understood that nothing in this Agreement shall be construed to grant Company or any of its Affiliates a license, express or implied, under any patent owned solely or jointly by Hospital other than the Patent Rights expressly licensed hereunder. Hospital shall have the right to license any Patent Rights to any other party for any purpose outside of the License Field or the License Territory.

3. DUE DILIGENCE OBLIGATIONS

3.1 Diligence Requirements. Company shall use, and shall cause its Affiliates and Sublicensees, as applicable, to use commercially reasonable efforts to develop and commercialize Products and Processes throughout the License Territory in the License Field. Such efforts shall include achieving the following objectives (each, a “Diligence Requirement”) within the time periods designated below:

(a)

Pre-Sales Requirements for first Product corresponding to BWH [***]. Company shall achieve the following objectives in respect of a Product that is covered by a Claim of Patent Rights that claim priority to [***] (a “445 Product”):

(i)	[***];

(ii)	[***];

(iii)	[***];

(iv)	[***];

(v)	[***];

(vi)	[***]; and

(vii)	[***].

(b)

Pre-Sales Requirements for first Product corresponding to BWH [***]. Company shall achieve the following objectives in respect of a Product that is covered by a Claim of Patent Rights that claim priority to PCT/US2020/017323 (a “858 Product”):

(i)	[***];

(ii)	[***];

(iii)	[***];

(iv)	[***];

(v)	[***];

(vi)	[***]; and

(vii)	[***].

(c)

Pre-Sales Requirements for first Product corresponding to BWH [***]. Company shall achieve the following objectives in respect of a Product that is covered by a Claim of Patent Rights that claim priority to United States Patent Application No. [***] (a “203 Product”):

(i)	[***];

(ii)	[***];

(iii)	[***];

(iv)	[***];

(v)	[***];

(vi)	[***]; and

(vii)	[***].

(d)	Post-Sales Requirements. [***].

Achievement of the Diligence Requirements shall be deemed to satisfy Company’s obligations to use commercially reasonable efforts under this Section 3.1.

3.2 Diligence Failures. If Company fails to fulfill any Diligence Requirement with respect to a Product, then (a) Company shall provide Hospital written notice [***] days in advance of anticipated failure, and (b) a [***] day consulting/negotiation period shall immediately commence upon delivery of such notice, during which period representatives of Company and Hospital shall meet and discuss the reasons for the failure by Company to satisfy the applicable Diligence Requirement(s) with respect to such Product and negotiate in good faith for an extension or amendment to the Diligence Requirement(s) for such Product. In the event that (i) the Parties are unable to reach agreement on a mutually acceptable extension or amendment of the applicable Diligence Requirement(s) for such Product (any such extension or amendment, a “Diligence Modification”), or (ii) following mutual agreement on a Diligence Modification, Company then fails to achieve the applicable Diligence Requirement(s) for such Product, as modified by the Diligence Modification, then Hospital may treat such failure as a default and may terminate this Agreement in accordance with Section 10.4 solely in respect of the Patent Rights relating to such Product and not any other Product.

3.3 Diligence Reports. Company shall provide all reports with respect to its obligations under Section 3.1 as set forth in Section 5.

4. PAYMENTS AND ROYALTIES

4.1 License Issue Fee. Company has already paid Hospital a non-refundable license issue fee in the amount of [***] in respect of the Original Agreement. Company shall pay Hospital an additional non-refundable license issue fee in the amount of [***] to amend and restate the Original Agreement within five days after the Restatement Date.

4.2 Patent Cost Reimbursement. Company shall reimburse Hospital for all costs associated with the preparation, filing, prosecution, and maintenance of all Patent Rights (“Patent Costs”). Company has already reimbursed Hospital for [***] in Patent Costs (“Original Back Patent Costs”) incurred prior to the Effective Date for the Patent Rights within BWH [***]. As of the Restatement Date, Hospital has incurred approximately [***] in Patent Costs (“Restatement Back Patent Costs”) for the Patent Rights that are within BWH [***], which amount Company shall pay to Hospital upon execution of this Agreement. Company shall pay to Hospital, or at Hospital’s request directly to patent counsel, all other Patent Costs (“Ongoing Patent Costs”) within thirty (30) days of Company’s receipt of an invoice for such Patent Costs either from Hospital or Hospital’s patent counsel. For purposes of this Section 4.2, Patent Costs authorized prior to the Restatement Date for which Hospital has not yet received a bill from outside counsel as of the Restatement Date shall be deemed incurred after the Restatement Date and included in Ongoing Patent Costs. Company agrees to indemnify, defend and hold Hospital harmless from and against any and all liabilities, damages, costs and expenses arising from the failure of Company to timely pay such invoices and Patent Costs. Hospital shall instruct patent counsel to provide copies to Hospital for Hospital’s administrative files of all invoices detailing Patent Costs which are sent directly to Company. If Company pays any Patent Costs directly, Company shall advise patent counsel that Hospital is and shall remain patent counsel’s client.

4.3 Annual License Fees; Annual Minimum Royalty.

(a)

Before First Commercial Sale. Prior to the First Commercial Sale, Company shall pay to Hospital the following non-refundable amounts as an annual license fee within sixty (60) days after each of the following anniversaries of the Effective Date:

(i)	[***] on the first anniversary of the Effective Date and on each subsequent anniversary date thereafter through and including the third anniversary; and

(ii)	[***] per year payable on the fourth anniversary date of the Effective Date and on each subsequent anniversary date thereafter.

(b)

After First Commercial Sale. Following the First Commercial Sale, Company shall pay Hospital a non-refundable minimum annual royalty in the amount of [***] per year within [***] days after each annual anniversary date of the Restatement Date (the “Annual Minimum Royalty”). The Annual Minimum Royalty shall be credited against royalties subsequently due on Net Sales made during the same calendar year, if any, but shall not be credited against royalties due on Net Sales made in any other year.

4.4 Milestone Payments.

(a)

In addition to the payments set forth in Sections 4.1 through 4.3 above, Company shall pay Hospital the following payments (each, a “Milestone Payment”) in connection with the occurrence of the events described below for the first 445 Product, the first 858 Product and the first 203 Product (each, a “Milestone Event”) as follows and in accordance with the payment schedule set forth in Section 4.4(b):

Milestone Event	Milestone Payment
First patient dosed in a Phase III Clinical Trial of the relevant Product or Process	$250,000
First anniversary of regulatory approval of the relevant Product or Process for commercial Sale in a major market (defined as any of the U.S., United Kingdom, Germany, France, or Japan).	[	***]
Net Sales in a calendar year with respect to the relevant Product or Process that exceeds [***]	[	***]
Net Sales in a calendar year with respect to the relevant Product or Process that exceeds [***]	[	***]

(b)	Each Milestone Payment will be due [***] days after the end of the Company’s fiscal quarter during which the applicable Milestone Event occurred.

(c)

A Milestone Payment will be payable only once for each of the 445 Product, the 858 Product and the 203 Product. Occurrence of Milestone Events pertaining to Net Sales of a Product shall be determined based on Net Sales of such Product for the applicable calendar year and shall not be determined on a cumulative basis over the course of more than one calendar year or for more than one Product. For clarity, (i) the aggregate amount of Milestone Payments that may be made under this Section 4.4 for each of the 445 Product, the 858 Product and the 203 Product is [***] and (ii) the aggregate amount of Milestone Payments that may be made under this Section 4.4 is [***].

4.5 Royalties and Sublicense Income.

(a)

Beginning with the First Commercial Sale in any country in the License Territory, on a Product-by-Product or Process-by-Process, and country-by-country basis, Company shall pay Hospital during the term of any license granted under Section 2.1(a)(i), a royalty of [***] of the Net Sales (including, without limitation, imputed fair market value of transfers) by Company, its Affiliates and Sublicensees of Products or Processes covered by a Claim.

(b)

Prior to dosing a first patient in a Phase III Clinical Trial of a Product or Process, Company shall pay Hospital, within thirty (30) days of receipt thereof, [***] of any and all Sublicense Income. After dosing of the first patient in a Phase III Clinical Trial of a Product or Process, Company shall pay Hospital [***] of any and all Sublicense Income. After the last patient is dosed in the first Phase III Clinical Trial of a Product or Process, Company shall pay Hospital [***] of any and all Sublicense Income.

(c)

All payments due to Hospital under this Section 4.5 shall be due and payable by Company within sixty (60) days after the end of each Reporting Period, and shall be accompanied by a report as set forth in Sections 5.3 and 5.4.

In the event that Company is legally required to make royalty payments to one or more third parties in order to make, use or sell a Product or Process, then Company may offset [***] of such third-party payments accrued with respect to any Reporting Period against any royalty payments that become due under this Agreement to Hospital with respect to the same Reporting Period, provided that in no event shall the royalty payments be reduced pursuant to this paragraph by more than [***] in any Reporting Period.

4.6 Form of Payment. All payments due under this Agreement shall be drawn on a United States bank and shall be payable in United States dollars. Each payment shall reference this Agreement and its Agreement Number and identify the obligation under this Agreement that the payment satisfies. The exchange rate to be used for converting foreign currency to U.S. dollars shall be the average of the daily exchange rates published in the East Coast Edition of The Wall Street Journal for the Reporting Period immediately preceding the payment due date. Such payments shall be calculated without deduction of exchange, collection or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes, except as permitted in the definition of Net Sales.

Checks for all payments due to the Hospital under this Agreement shall be made payable to the Hospital and addressed as set forth below:

[***]

Payments via wire transfer should be made as follows:

[***]

4.7 Overdue Payments. The payments due under this Agreement shall, if overdue, bear interest beginning on the first day following the Reporting Period to which such payment was incurred and until payment thereof at a per annum rate equal to [***] above the prime rate in effect on the due date as reported by The Wall Street Journal, such interest being computed on the last day of each Reporting Period, not to exceed the maximum permitted by law. Any such overdue payments when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not preclude Hospital from exercising any other rights it may have as a consequence of the lateness of any payment.

4.8 Change of Control Fees. Upon consummation of a transaction constituting the first Change of Control, Company shall pay, or cause to be paid, to Hospital, on the effective date of the Change of Control (the “Change of Control Date”), a non-refundable one-time fee of:

(a)

Two hundred fifty thousand U.S. dollars ($250,000) if on the Change of Control Date, Company remains a licensee of any Patent Rights within any one of (i) BWH [***], (ii) BWH [***] and (iii) BWH [***]; or

(b)

Three hundred seventy-five thousand U.S. dollars ($375,000) if on the Change of Control Date, Company remains a licensee of any Patent Rights within any two of (i) BWH [***], (ii) BWH [***] and (iii) BWH [***]; or

(c)	Five hundred thousand U.S. dollars ($500,000) if on the Change of Control Date, Company remains a licensee of any Patent Rights within all three of (i) BWH [***], (ii) BWH [***] and (iii) BWH [***].

For the avoidance of doubt, (1) the fee payable under this Section 4.8 is payable only once in connection with the first Change of Control of Company and not payable in connection with any other Change of Control of Company after the first Change of Control of Company, and (2) the fee payable under this Section 4.8 in connection with the first Change of Control of Company is either $250,000, $375,000 or $500,000 depending on the Patent Rights licensed to Company on the Change of Control Date. By way of examples, (A) if on the first Change of Control Date, Company remains a licensee of any Patent Rights under BWH [***], then Company shall pay only two hundred fifty thousand U.S. dollars ($250,000) to Hospital under this Section 4.8, (B) if on the first Change of Control Date, Company remains a licensee of any Patent Rights under (i) BWH [***] and (ii) BWH [***], then Company shall pay only three hundred seventy-five thousand U.S. dollars ($375,000) to Hospital under this Section 4.8 and (C) if on the first Change of Control Date, Company remains a licensee of any Patent Rights under all three of (i) BWH [***], (ii) BWH [***] and (iii) BWH [***], then Company shall pay only five hundred thousand U.S. dollars ($500,000) to Hospital under this Section 4.8.

5. REPORTS AND RECORDS

5.1 Diligence Reports. Within [***] days after the end of each calendar year, Company shall report in writing to Hospital on progress made toward the objectives set forth in Section 3.1 during such preceding twelve (12) month period, including, without limitation, progress on research and development, status of applications for regulatory approvals, manufacturing, sublicensing and the number of sublicenses entered into and marketing.

5.2 Milestone Achievement Notification. Company shall report to Hospital the dates on which it achieves the Milestone Events set forth in Section 4.4 within [***] days of each such occurrence.

5.3 Sales Reports. Company shall report to Hospital the date on which it achieves the First Commercial Sale in each country of the License Territory within [***] days of each such occurrence. Following the First Commercial Sale, Company shall deliver reports to Hospital within [***] days after the end of each Reporting Period. Each report under this Section 5.3 shall have substantially the format outlined in Appendix B, shall be certified as correct by an officer of Company and shall contain at least the following information as may be pertinent to a royalty accounting hereunder for the immediately preceding Reporting Period:

(a)	the number of Products and Processes Sold by Company, its Affiliates and Sublicensees in each country;

(b)

the amounts billed, invoiced and received by Company, its Affiliates and Sublicensees for each Product and Process, in each country, and total billings or payments due or made for all Products and Processes;

(c)	calculation of Net Sales for the applicable Reporting Period in each country, including an itemized listing of permitted offsets and deductions;

(d)	total royalties payable on Net Sales in U.S. dollars, together with the exchange rates used for conversion; and

(e)	any other payments due to Hospital under this Agreement.

If no amounts are due to Hospital for any Reporting Period, the report shall so state.

5.4 Sublicense Income Reports. Company shall, along with delivering payment as set forth in Section 4.5(b), report to Hospital within [***] days after the end of the Reporting Period during which Sublicense Income was received by Company, Company’s calculation of the amount due and paid to Hospital from such income, including an itemized listing of the source of income comprising such consideration, and the name and address of each entity making such payments in substantially the format outlined in Appendix C.

5.5 Records and Audit Rights.

(a)

Company shall maintain, and shall cause each of its Affiliates and Sublicensees to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to Hospital in relation to this Agreement, which records shall contain sufficient information to permit Hospital and its representatives to confirm the accuracy of any payments and reports delivered to Hospital and compliance in all other respects with this Agreement. Company shall retain, and shall cause each of its Affiliates and Sublicensees to retain, such records for at least [***] years following the end of the calendar year to which they pertain.

(b)

Hospital may have an independent certified public accountant, reasonably acceptable to Company, have access during normal business hours, and upon at least fifteen (15) business days’ prior written notice, to examine only those records of Company (and its Affiliates and/or Sublicensees, as applicable) as may be reasonably necessary to determine, with respect to any calendar year ending not more than [***] years before Hospital’s request, the correctness or completeness of any report or payment made by Company under this Agreement. The foregoing right of review may be exercised only once per year. Reports of the results of any such examination will be made available to both Parties.

(c)

If the audit report concludes that (i) additional amounts were owed by Company, Company shall pay the additional amounts, with interest in accordance with Section 4.7 within thirty (30) days after the date on which such audit report is delivered to both Parties, or (ii) excess payments were made by Company, Hospital shall credit such excess payments, with interest in accordance with Section 4.7 from the date when the excess payment was made against payments due in the Reporting Period the audit was concluded and each subsequent Reporting Period until the excess payment (and interest thereon) is exhausted. Hospital shall bear the full cost of the performance of any such audit, unless such audit, which covers at least an entire calendar year, discloses a variance to the detriment of Hospital of more than [***] from the amount of the original report, royalty or payment calculation, in which case Company shall bear the full cost of the performance of such audit.

5.6 Confidentiality. All Development Plans, audit and other reports prepared and/or submitted by any Party or any of their representatives (including the audit reports contemplated by Section 5.5) pursuant to this Section 5, together with all related correspondence, notes and other documents pertaining to such plans and reports, shall be treated as “Confidential Information” and shall be subject to the provisions of Section 11 of this Agreement.

6. PATENT PROSECUTION AND MAINTENANCE

6.1 Prosecution. Hospital shall be responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents included in Patent Rights using patent counsel chosen by Hospital and reasonably acceptable to Company. Company shall reimburse Hospital for Patent Costs incurred by Hospital relating thereto in accordance with Section 4.2.

6.2 Copies of Documents. Company shall have the right to review and provide input on all prosecution and maintenance activities related to the Patent Rights. With respect to any Patent Right licensed hereunder, Hospital shall instruct the patent counsel prosecuting such Patent Right to (i) copy Company on patent prosecution documents that are received from or filed with the United States Patent and Trademark Office and foreign equivalent, as applicable; (ii) provide Company with copies of draft submissions to the USPTO prior to filing; and (iii) give due consideration to the comments and requests of Company and its patent counsel.

6.3 Company’s Election Not to Proceed. Company may elect to surrender any patent or patent application in Patent Rights in any country upon [***] days advance written notice to Hospital. Such notice shall relieve Company from the obligation to pay for future Patent Costs but shall not relieve Company from responsibility to pay Patent Costs incurred prior to the expiration of the [***] day notice period; the Parties will use reasonable efforts to mitigate Patent Costs during such [***] day period. Such U.S. or foreign patent application or patent shall thereupon cease to be a Patent Right hereunder, Company shall have no further rights therein and Hospital shall be free to license its rights to that particular U.S. or foreign patent application or patent to any other party on any terms.

6.4 Confidentiality of Prosecution and Maintenance Information. Both Parties agree to treat all information related to prosecution and maintenance of Patent Rights as Confidential Information in accordance with the provisions of Section 11.

6.5 Improvements. For any Invention disclosed to Hospital’s Office of Innovation within twenty-four (24) months after the Effective Date, Hospital shall use reasonable efforts to notify Company of an Invention within thirty (30) days after such disclosure.

7. THIRD PARTY INFRINGEMENT AND LEGAL ACTIONS

7.1 Company Right to Prosecute. Company, its Affiliate or Sublicensee (the “Prosecuting Party”) may, upon notice to Hospital pursuant to Section 7.2, initiate legal proceedings against the infringer at the Prosecuting Party’s expense with respect to a Claim of a Patent Right in the License Field in the License Territory. Before commencing such action, the Prosecuting Party shall consult with Hospital, concerning, among other things, the Prosecuting Party’s standing to bring suit, the advisability of bringing suit, the selection of counsel and the jurisdiction for such action (provided the Prosecuting Party must have Hospital’s prior written consent with respect to selection of jurisdiction for any action in which Hospital must be joined as a party-plaintiff, which Hospital shall not unreasonably withhold)

and shall use reasonable efforts to accommodate the views of Hospital regarding the proposed action, including without limitation with respect to potential effects on the public interest. The Prosecuting Party shall be responsible for all costs, expenses and liabilities in connection with any such action and shall indemnify and hold Hospital harmless therefrom, regardless of whether Hospital is a party-plaintiff, except for the expense of any independent counsel retained by Hospital in accordance with Section 7.5 below.

7.2 Hospital Right to Prosecute. Company shall notify Hospital promptly in writing upon becoming aware that any third party is or may be infringing a Patent Right in the License Field in the License Territory, along with notice as to whether Company, its Affiliate or Sublicensee intends to prosecute the alleged infringement. In the event that (i) Company notifies Hospital that Company, its Affiliate or Sublicensee does not intend to prosecute such infringement, or (ii) Company, its Affiliate or Sublicensee has failed to cause such infringement to terminate and has failed to initiate legal proceedings within [***] months after its notice to Hospital, then Hospital, with prior written notice to Company, may at its sole cost and expense initiate and prosecute legal proceedings to cause such infringement to terminate when, in its sole judgment, such action may be reasonably necessary, proper and justified. Before commencing such action, Hospital shall consult with Company concerning, among other things, the advisability of bringing suit, the selection of counsel and the jurisdiction for such action and shall use reasonable efforts to accommodate the views of Company regarding the proposed action.

7.3 Hospital Joined as Party-Plaintiff. If Company elects to commence an action as described in Section 7.2 above, Hospital shall have, in its sole discretion, the option to join such action as a party-plaintiff. If Hospital is required by law to join such action as a party-plaintiff, Hospital may either, in its sole discretion, permit itself to be joined as a party-plaintiff at the sole expense of Company, or assign to Company all of Hospital’s right, title and interest in and to the Patent Right which is the subject of such action (subject to all of Hospital’s obligations to the government under law and any other rights that others may have in such Patent Right); provided, however, that if Hospital is required by law to join such action as a party-plaintiff and assignment is prohibited, Hospital shall join such action as a party-plaintiff and no assignment shall take place. If Hospital makes such an assignment, such action by Company shall thereafter be brought or continued without Hospital as a party; provided, however, that Hospital shall continue to have all rights of prosecution and maintenance with respect to Patent Rights and Company shall continue to meet all of its obligations under this Agreement as if the assigned Patent Right were still licensed to Company hereunder.

7.4 Notice of Actions; Settlement. Company shall promptly inform Hospital of any action or suit relating to Patent Rights and shall not enter into any settlement, consent judgment or other voluntary final disposition of any action relating to Patent Rights, including but not limited to appeals, without the prior written consent of Hospital. Hospital shall not enter into any settlement, consent judgment or other voluntary final disposition of any action relating to Patent Rights, including but not limited to appeals, that conflict with this Agreement. The Parties agree that, notwithstanding anything to the contrary in this Agreement, the granting of a license to a third party pertaining to the Patent Rights by the Hospital would conflict with this Agreement.

7.5 Cooperation. Each Party agrees to cooperate reasonably in any action under Section 7 which is controlled by the other Party, provided that the controlling party reimburses the cooperating party for any costs and expenses incurred by the cooperating party in connection with providing such assistance, except for the expense of any independent counsel retained by the cooperating party in accordance with this Section 7.5. Such controlling party shall keep the cooperating party informed of the progress of such proceedings and shall make its counsel available to the cooperating party. The cooperating party shall also be entitled to independent counsel in such proceedings but at its own expense, said expense to be offset against any damages received by the Party bringing suit in accordance with Section 7.6.

7.6 Recovery. Any award paid by third parties as the result of such proceedings (whether by way of settlement or otherwise) shall first be applied to reimbursement of any legal fees and expenses incurred by either Party and then the remainder shall be divided between the Parties as follows:

(a)

(i) Company shall receive an amount equal to its lost profits or a reasonable royalty on the infringing sales, or whichever measure of damages the court shall have applied; and (ii) Hospital shall receive an amount equal to the royalties and other amounts that Company would have paid to Hospital if Company had Sold the infringing Products and Processes rather than the infringer; and

(b)	the balance, if any, remaining after Company and Hospital have been compensated under Section 7.6(a) shall be shared equally by the Parties.

8. INDEMNIFICATION AND INSURANCE

8.1 Indemnification.

(a)

Company shall indemnify, defend and hold harmless Hospital and its Affiliates and their respective trustees, directors, officers, medical and professional staff, employees, and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss or expense (including reasonable attorney’s fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any theory of product liability (including, but not limited to, actions in the form of contract, tort, warranty, or strict liability, collectively “Action”) concerning any product, process or service made, used, or sold or performed pursuant to any right or license granted under this Agreement. Company’s indemnification under this Section 8 shall not apply to any liability, cost, damage, deficiency, loss, expense, or obligation to the extent that it is directly attributable to the gross negligence, reckless misconduct or intentional misconduct of any of the Indemnitees.

(b)

Hospital will notify Company in writing of the third party Action (and specifying in reasonable detail the factual basis for the third party Action and, to the extent known, the amount of the third party Action) promptly after becoming aware of such third party Action; provided, however, that the failure to give such notice shall not limit the Company’s obligations hereunder except to the extent that the Company is prejudiced thereby. Company agrees, at its own expense, to provide attorneys reasonably acceptable to the Hospital to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought; provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of Company, if representation of such Indemnitee by counsel retained by Company would be inappropriate because of conflict of interests of such Indemnitee and any other party represented by such counsel. The Indemnitees shall cooperate with Company so as to permit Company to conduct such negotiation, settlement and defense and for this purpose shall preserve all relevant documents in relation to the third party Action, allow Company access on reasonable notice to inspect and take copies of all such documents and require its personnel to provide such statements as Company may reasonably require and to attend and give evidence at any trial or hearing in respect of the third party Action.

Company agrees to keep Hospital informed of the progress in the defense and disposition of such claim and to consult with Hospital prior to any proposed settlement. Notwithstanding the foregoing, Company shall not enter into any settlement, consent judgment, or other voluntary final disposition of any Losses that has a material adverse effect on the rights of the Indemnitees, or admits any wrongdoing or fault by the Indemnitees, or imposes on the Indemnitees any payment obligation or other liability, without the prior written consent of the Indemnitees, which consent shall not be unreasonably withheld.

(c)

Notwithstanding anything to the contrary in this Section 8.1, in the event that Hospital settles an Action without the consent of Company, Company shall not be liable to satisfy, perform or otherwise discharge any liabilities, obligations or other requirements of such settlement.

(d)	This Section 8.1 shall survive expiration or termination of this Agreement.

8.2 Insurance.

(a)

Beginning at such time as any such product, process or service is being commercially distributed, sold, leased or otherwise transferred, or performed or used (other than for the purpose of obtaining regulatory approvals), by Company, an Affiliate or Sublicensee, Company shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than [***] per incident and [***] annual aggregate and naming the Indemnitees as additional insureds. Such commercial general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for Company’s indemnification under Section 8.1 of this Agreement. If Company elects to selfinsure all or part of the limits described above (including deductibles or retentions which are in excess of [***] annual aggregate) such self-insurance program must be acceptable to the Hospital. The minimum amounts of insurance coverage required under this Section 8.2 shall not be construed to create a limit of Company’s liability with respect to its indemnification under Section 8.1 of this Agreement.

(b)

Company shall provide Hospital with written evidence of such insurance upon request of Hospital. Company shall provide Hospital with written notice at least [***] days prior to the cancellation, non-renewal or material change in such insurance; if Company does not obtain replacement insurance providing comparable coverage prior to the expiration of such [***] day period, Hospital shall have the right to terminate this Agreement effective at the end of such [***] day period without notice or any additional waiting periods.

(c)

Company shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any such Product or Process is being commercially distributed or Sold by Company or by a licensee, agent of Company, an Affiliate or Sublicensee, and (ii) a reasonable period after the period referred to in (c) (i) above, which in no event shall be less than [***] years.

9. DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY

9.1 Title to Patent Rights. To the best knowledge of Hospital’s Office of Innovation as of the Restatement Date, Hospital (a) (i) is the owner of the Patent Rights by assignment from the Hospital’s inventors of record and has the right to grant the licenses granted herein with respect to BWH [***]; (b) has the authority to enter into this Agreement and license the Patent Rights to Company hereunder; and (c) has not entered into a license, sale, option or other agreement or arrangement pertaining to the Patent Rights with any person other than Company.

9.2 No Warranties. EXCEPT AS SET FORTH IN SECTION 9.1, HOSPITAL MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, CONCERNING THE PATENT RIGHTS AND THE RIGHTS GRANTED HEREUNDER, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY OF PATENT RIGHTS CLAIMS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AND HEREBY DISCLAIMS THE SAME. SPECIFICALLY, AND NOT TO LIMIT THE FOREGOING, HOSPITAL MAKES NO WARRANTY OR REPRESENTATION (i) REGARDING THE VALIDITY OR SCOPE OF ANY OF THE CLAIM(S), WHETHER ISSUED OR PENDING, OF ANY OF THE PATENT RIGHTS, AND (ii) THAT THE EXPLOITATION OF THE PATENT RIGHTS OR ANY PRODUCT WILL NOT INFRINGE ANY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF HOSPITAL OR OF ANY THIRD PARTY.

9.3 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE TRUSTEES, DIRECTORS, OFFICERS, MEDICAL OR PROFESSIONAL STAFF, EMPLOYEES AND AGENTS BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES, SUBLICENSEES OR DISTRIBUTORS FOR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE LICENSE OR RIGHTS GRANTED HEREUNDER, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, INCLUDING WITHOUT LIMITATION ECONOMIC DAMAGES OR INJURY TO PROPERTY OR LOST PROFITS, REGARDLESS OF WHETHER SUCH PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING. PROVIDED, HOWEVER, NOTHING IN THIS SECTION 9.3 SHALL BE CONSTRUED TO LIMIT COMPANY’S OBLIGATION TO INDEMNIFY HOSPITAL UNDER SECTION 8 OF THIS AGREEMENT.

10. TERM AND TERMINATION

10.1 Term. The term of this Agreement shall commence on the Effective Date and shall remain in effect until the date on which all issued patents and filed patent applications within the Patent Rights have expired or been abandoned, unless this Agreement is terminated earlier in accordance with any of the other provisions of Section 10.

10.2 Termination for Failure to Pay. If Company fails to make any payment due hereunder, Hospital shall have the right to terminate this Agreement upon [***] days written notice, unless Company makes such payments plus any interest due, as set forth in Section 4.7, within said [***] day notice period. If payments are not made, Hospital may immediately terminate this Agreement at the end of said [***] day period. Company shall be entitled to only one such cure period in a calendar year; for a second failure to make payment on time, Hospital shall have the right to terminate this Agreement immediately upon written notice.

10.3 Termination for Insurance and Insolvency.

(a)	Insurance. Hospital shall have the right to terminate this Agreement in accordance with Section 8.2(b) if Company fails to maintain the insurance required by Section 8.2.

(b)

Insolvency and other Bankruptcy Related Events. Hospital shall have the right to terminate this Agreement immediately upon written notice to Company with no further notice obligation or opportunity to cure if Company: (i) shall become insolvent; (ii) shall make an assignment for the benefit of creditors; (iii) shall file a petition for relief under the bankruptcy laws; or (iv) shall have a petition for relief under the bankruptcy laws filed against it and such petition shall not have been dismissed within [***] days.

10.4 Termination for Non-Financial Default. Hospital has the right to terminate this Agreement (a) for failure to satisfy the obligations set forth in Section 3.1 (after taking into account the cure and notice provisions of Section 3.2) solely on Product-by-Product and country-by-country basis and (b) if Company or any of its Affiliates or any Sublicensee shall default in the performance of any of its other obligations under this Agreement not otherwise covered by the provisions of Sections 3.1, 10.2 and 10.3, and if such default has not been cured within [***] days after notice by Hospital in writing of such default, Hospital may immediately terminate this Agreement, and/or any license granted hereunder with respect to the country or countries in which such default has occurred at the end of said [***] day cure period. Notwithstanding the foregoing, Hospital may immediately terminate this Agreement upon a third such default in any consecutive three-year period. For the avoidance of doubt and as an example of the operation of clause (a) above, if Company does not meet its Diligence Requirement in respect of the 203 Product, clause (a) above only permits Hospital to terminate this Agreement as to the Patent Rights within BWH [***] and not as to the Patent Rights within BWH [***] and/or BWH [***].

10.5 Challenging Validity. During the term of this Agreement, Company shall not challenge, and shall restrict Company Affiliates and Sublicensees from challenging, the validity of the Patent Rights and in the event of any breach of this provision, Hospital shall have the right to terminate this Agreement and any license granted hereunder immediately solely as to the Patent Rights subject to such challenge. In addition, if the Patent Rights are upheld, Company shall reimburse Hospital for its legal costs and expenses incurred in defending any such challenge during the term of this Agreement.

10.6 Termination by Company. Company shall have the right to terminate this Agreement on a Product-by-Product and country-by-country basis by giving [***] days advance written notice to Hospital and upon such termination shall immediately cease all use and Sales of the terminated Products and Processes, subject to Section 10.9.

10.7 Effect of Termination on Sublicenses. Any sublicense shall survive termination of the Agreement so long as the Sublicensee is in full compliance with the terms and conditions of the Agreement and only if (a) such Sublicensee is a direct sublicensee of Company and is in good standing under its sublicense agreement at the time of such termination, (b) all amounts owed to Hospital by Company have been paid, (c) the sublicense agreement grants exclusive rights to the Sublicensee (i) to develop a Product or Process and/or (ii) to commercialize a Product or Process in any of the United States, Germany, France, Italy, Spain, United Kingdom, Japan and/or China, and (d) the sublicense agreement includes diligence obligations consistent with those in Section 3.1 (narrowed as necessary to account for the scope of the sublicense). The financial terms and conditions of such direct license agreement shall be no more onerous to Sublicensee, when taken as a whole, than the financial terms and conditions imposed on

Sublicensee by Company in consideration for the sublicense to the rights and licenses under this Agreement, and the scope of the license granted by Hospital to the Sublicensee in such direct license agreement shall be of at least equivalent scope as the sublicense under Patent Rights granted by Company to such Sublicensee in such sublicense agreement. Each Sublicensee is an intended third party beneficiary of this Section 10.7. All other sublicenses not covered above shall provide for termination or assignment to Hospital of Company’s interest therein, at the option of Hospital, upon termination of any license hereunder under which such sublicense has been granted.

10.8 Effects of Termination of Agreement. Upon termination of this Agreement or any of the licenses hereunder for any reason, final reports in accordance with Section 5 for the relevant Products shall be submitted to Hospital and all royalties and other payments, including without limitation any unreimbursed Patent Costs for terminated Patent Rights, accrued or due to Hospital as of the termination date shall become immediately payable. Company shall cease, and shall cause its Affiliates and Sublicensees whose sublicenses terminate as a result of termination of this Agreement (“Terminated Sublicensees”) to cease under any sublicense granted by Company, all Sales and uses of the terminated Products and Processes, subject to Section 10.9. The termination or expiration of this Agreement or any license granted hereunder shall not relieve Hospital, Company, its Affiliates or Sublicensees of claims or obligations arising before such termination or expiration.

10.9 Inventory. Upon early termination of this Agreement other than for Company default, Company, Company Affiliates and Terminated Sublicensees may complete and sell any work-in-progress and inventory of terminated Products that exist as of the effective date of termination provided that (i) Company pays Hospital the applicable running royalty or other amounts due on the Net Sales of such Product in accordance with the terms and conditions of this Agreement, and (ii) Company, Company Affiliates and Terminated Sublicensees shall complete and sell all work-in-progress and inventory of such Products within [***] months after the effective date of termination. Upon expiration of this Agreement, Company shall pay to Hospital the royalties set forth in Section 4.5(a) for Sales of any Product that was in inventory or was a work-in-progress on the date of expiration of the Agreement.

11. CONFIDENTIALITY AND COMPLIANCE WITH LAW

11.1 Confidentiality. Each Party agrees that, during the term of this Agreement and for a period of [***] years thereafter, it and its Affiliates shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information furnished to it or its Affiliates by the other Party or its Affiliates pursuant to this Agreement, except to the extent expressly authorized by this Agreement or as specified in a separate definitive written agreement negotiated and executed by the Parties. The foregoing confidentiality and non-use obligations do not apply to any portion of the other Party’s Confidential Information that the receiving Party can demonstrate by competent written proof:

(a)	was already known to the receiving Party or its Affiliate, other than under an obligation of confidentiality, at the time of disclosure by the other Party or its Affiliate;

(b)	was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party or its Affiliate;

(c)

became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party or its Affiliate in breach of this Agreement;

(d)

was disclosed on a non-confidential basis to the receiving Party or its Affiliate by a third party who had a legal right to make such disclosure and who did not obtain such information directly or indirectly from the other Party or its Affiliate; or

(e)

was independently discovered or developed by the receiving Party or its Affiliate without access to or aid, application or use of the other Party’s Confidential Information, as evidenced by a contemporaneous writing.

11.2 Authorized Disclosure. Notwithstanding the obligations set forth in Section 11.1, a Party or its Affiliate may disclose the other Party’s Confidential Information and the terms of this Agreement to the extent:

(a)

such disclosure is reasonably necessary to its officers, directors, employees, agents, consultants, contractors, licensees, sublicensees, attorneys, accountants, lenders, insurers or licensors (“Receiving Individuals”) on a need-to-know basis for the sole purpose of performing its obligations or exercising its rights under this Agreement; provided that in each case, the recipients of such Confidential Information are bound by obligations of confidentiality and non-use no less stringent than those contained in this Agreement and the receiving Party shall be responsible for the Receiving Individual’s compliance of the obligations of confidentiality and any breach thereof; or

(b)	such disclosure is reasonably necessary to comply with applicable laws, including regulations promulgated by applicable security exchanges, court order, administrative subpoena or other order.

Notwithstanding the foregoing, if a Party or its Affiliate is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 11.2(b), such Party shall promptly notify the other Party of such required disclosure and, upon the other Party’s request, such Party and its Affiliates shall use reasonable efforts to obtain, or to assist the other Party in obtaining, a protective order preventing or limiting the required disclosure and disclose such information only to the extent so required.

11.3 Return of Confidential Information. Except as otherwise set forth in this Agreement, upon termination of this Agreement, the receiving Party will promptly destroy or return all of the disclosing Party’s Confidential Information, including all reproductions and copies thereof in any medium, except that the receiving Party may retain one copy for its legal files.

11.4 Unauthorized Use. If either Party becomes aware or has knowledge of any unauthorized use or disclosure of the other Party’s Confidential Information, it will promptly notify the other Party of such unauthorized use or disclosure provided that such notice does not constitute an admission of a breach of this Agreement.

11.5 Exclusive Property. All Confidential Information is the sole and exclusive property of the disclosing Party and the disclosing Party represents that to the best of its knowledge, it has the right to disclose such Confidential Information to the receiving Party.

11.6 Compliance. Company shall have the sole obligation for compliance with, and shall ensure that any Affiliates and Sublicensees comply with, all government statutes and regulations that relate to Products and Processes, including, but not limited to, those of the Food and Drug Administration and the Export Administration, as amended, and any applicable laws and regulations of any other country in the License Territory. Company agrees that it shall be solely responsible for obtaining any necessary licenses to export, re-export, or import Products or Processes covered by Patent Rights. Company shall indemnify and hold harmless Hospital for any breach of Company’s obligations under this Section 11.6.

11.7 Patent Numbers. Company shall cause all Products sold in the United States to be marked with all applicable U.S. Patent Numbers, to the full extent required by United States law. Company shall similarly cause all Products shipped to or sold in any other country to be marked in such a manner as to conform with the patent laws and practices of such country.

12. MISCELLANEOUS

12.1 Entire Agreement. This Agreement, including all schedules and exhibits hereto and thereto, constitutes the entire understanding between the Parties with respect to the subject matter hereof, and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto supersede and terminate all prior covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter of this Agreement including the Original Agreement. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein. No subsequent alteration, amendment, change or addition to this Agreement will be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

12.2 Notices. Any notices, reports, waivers, correspondences or other communications required under or pertaining to this Agreement shall be in writing and shall be delivered by hand, or sent by a reputable overnight mail service (e.g., Federal Express), or by first class mail (certified or registered), to the other Party. Notices will be deemed effective (a) three (3) working days after deposit, postage prepaid, if mailed, or (b) the next day if sent by overnight mail. Unless changed in writing in accordance with this Section, the notice address for Hospital shall be as follows:

Chief Innovation Officer, Innovation

[***]

12.3 Amendment; Waiver. This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by an authorized signatory of the Parties or, in the case of a waiver, by the Party waiving compliance. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a further or continuing waiver of such condition or term or of any other condition or term.

12.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns.

12.5 Assignment. Company shall not assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of Hospital, which shall not be unreasonably withheld; provided, however, that if Company (i) has fulfilled the Diligence Requirements set forth in Sections 3.1(a)(i) and 3.1(a)(ii), and (ii) is not in breach of any of its diligence obligations as set forth in Section 3, no such consent will be required to assign this Agreement to a successor of the Company’s business to which this Agreement pertains or to a purchaser of substantially all of the Company’s assets related to this Agreement, so long as such successor or purchaser (a) shall agree in writing to be bound by all of the terms and conditions hereof prior to such assignment, or (b) shall be so bound by all of the terms and conditions hereof prior to such assignment by operation of law. Company shall notify Hospital in writing of any such assignment and provide a copy of all assignment documents and related agreements to Hospital within [***] days of such assignment. Failure of an assignee to agree to be bound by the terms hereof or failure of Company to notify hospital and provide copies of assignment documentation shall be grounds for termination of this Agreement for default. Further, neither any rights granted under this Agreement nor any sublicense may be assigned by any Sublicensee to any person or entity, other than an Affiliate of such Sublicensee, without the prior written consent of Hospital.

12.6 Force Majeure. Neither Party shall be responsible for delays resulting from causes beyond the reasonable control of such Party, including without limitation fire, explosion, flood, war, sabotage, strike or riot, provided that the nonperforming Party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

12.7 Use of Name. Neither Party shall use the name of the other Party or of any trustee, director, officer, staff member, employee, student or agent of the other Party or any adaptation thereof in any advertising, promotional or sales literature, publicity or in any document employed to obtain funds or financing without the prior written approval of the Party or individual whose name is to be used. For Hospital, such approval shall be obtained from Hospital’s VP of Public Affairs. Notwithstanding the foregoing, without the consent of Hospital, Company may make factual statements during the term of the Agreement that Company has acquired a license from Hospital under one or more of the patents and patent applications comprising the Patent Rights.

12.8 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding with respect to conflict of laws, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted. Each Party agrees to submit to the exclusive jurisdiction of the Superior Court for Suffolk County, Massachusetts, and the United States District Court for the District of Massachusetts with respect suit or action in law or equity arising in any way out of this Agreement or the subject matter hereof.

12.9 Hospital Policies. Company acknowledges that Hospital’s employees and medical and professional staff members and the employees and staff members of Hospital’s Affiliates are subject to the applicable policies of Hospital and such Affiliates, including, without limitation, policies regarding conflicts of interest, intellectual property and other matters. Company shall provide Hospital with any agreement it proposes to enter into with any employee or staff member of Hospital or any of Hospital’s Affiliates for Hospital’s prior review and shall not enter into any oral or written agreement with such employee or staff member which conflicts with any such policy. Hospital shall provide Company, at Company’s request, with copies of any such policies applicable to any such employee or staff member. For the avoidance of doubt, Hospital may not declare a breach under Section 10.4(b) in respect of Company’s failure to comply with this Section 12.9 so long as Company uses good faith efforts to comply with Section 12.9.

12.10 Severability. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the Parties that the remainder of this Agreement shall not be effected thereby. It is further the intention of the Parties that in lieu of each such provision which is invalid, illegal or unenforceable, there be substituted or added as part of this Agreement a provision which shall be as similar as possible in economic and business objectives as intended by the Parties to such invalid, illegal or enforceable provision, but shall be valid, legal and enforceable.

12.11 Survival. In addition to any specific survival references in this Agreement, Sections 1, 2.4, 4.2, 4.6, 4.7, 5.3, 5.4, 5.5, 6.4; 8, 9.2, 9.3, 10.7, 10.8, 10.9, 11, 12.1, 12.2, 12.3, 12.4, 12.7, 12.8, 12.9, 12.10, 12.11, 12.12 and 12.13 shall survive termination or expiration of this Agreement. Any other rights, responsibilities, obligations, covenants and warranties which by their nature should survive this Agreement shall similarly survive and remain in effect.

12.12 Interpretation. The Parties hereto are sophisticated, have had the opportunity to consult legal counsel with respect to this transaction and hereby waive any presumptions of any statutory or common law rule relating to the interpretation of contracts against the drafter.

12.13 Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

12.14 Counterparts; Electronic Signatures. For the convenience of the Parties, this Agreement may be executed electronically by electronic mail or facsimile transmission of signature pages, and in counterparts, each of which shall be deemed to be an original, and both of which taken together, shall constitute one Agreement binding on both Parties. A portable document format (PDF) or electronic copy of this Agreement, including the signature pages, will be deemed an original. This Agreement may be executed electronically/digitally in compliance with the Massachusetts Uniform Electronic Transactions Act (MUETA) Mass. Gen. Laws ch. 110G and/or The Electronic Signatures In Global And National Commerce Act (ESIGN) 15 USC ch. 96. Persons signing this Agreement agree that, if used, electronic/digital signatures are intended to authenticate this writing and to have the same force and effect as the use of manual signatures.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Restatement Date first written above.

APNIMED, INC.		THE BRIGHAM AND WOMEN’S HOSPITAL, INC.

BY:	/s/ Larry Miller, M.D.	BY:	/s/ Nimra Taqi
	Name: Larry Miller, M.D.		Name: Nimra Taqi

TITLE: Chief Executive Officer		TITLE: Associate Director, Licesning Mass General Brigham Innovation

DATE: December 29, 2020		DATE: December 24, 2020

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[Signature Page to Amended and Restated Exclusive Patent License Agreement]

Appendix A

DESCRIPTION OF PATENT RIGHTS

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Appendix A - 1

Appendix B

Royalty Income

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Appendix B - 1

Appendix C

Sublicense Income

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Appendix C - 1